February 27, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE: American Depositary Shares evidenced by
One (1) American Depositary Receipt
representing One Hundred (100) Ordinary
Shares of
Seat Pagine Gialle SPA
(Form F-6 File No 333-154555)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one American Depositary Share
(the Ratio) and the change in Par Value.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio and par value for Seat Pagine Gialle SPA

The Prospectus has been revised as follows:

(One (1) American Depositary Share
represents One half (1/2) of an Ordinary
Share).

and the par value has changed to:
No Par Value.

Please contact me with any questions or
comments at 212 815-4888


Vanessa Salazar
Assistant Vice President
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286